As filed with the U.S. Securities and Exchange Commission on October 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stronghold Digital Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7374	86-2759890
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

595 Madison Avenue, 29th Floor

New York, New York 10022

(212) 967-5294

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Beard

Chief Executive Officer

595 Madison Avenue, 29th Floor

New York, New York 10022

(212) 967-5294

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey Shelley A. Barber Vinson & Elkins L.L.P. 1114 Avenue of the Americas, 32nd Floor New York, New York 10036 (804) 327-6300	Jonathan H. Talcott E. Peter Strand Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue NW, Suite 900 Washington, D.C. 20001 (202) 689-2806

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-258188

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A common stock, par value $0.0001 per share	925,696	$19.00	$17,588,224	$1,630.43

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 120,743 additional shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-258188).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $121,764,704 on the Registration Statement on Form S-1, as amended (File No. 333-258188), which was declared effective by the Securities and Exchange Commission on October 19, 2021. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $17,588,224 is hereby registered.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Stronghold Digital Mining, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-258188) (the “Prior Registration Statement”), which the Commission declared effective on October 19, 2021.

The Registrant is filing this registration statement for the sole purpose of registering for sale an additional 925,696 shares of its Class A common stock, par value $0.0001 per share, 120,743 of which may be sold by the Registrant upon exercise of the underwriters’ option to purchase additional shares solely to cover over-allotments, if any. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement and the power of attorney included therein, are hereby incorporated by reference into this registration statement.

The required opinions and consents are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-258188) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1	Consent of Urish Popeck & Co., LLC

23.2	Consent of Urish Popeck & Co., LLC

23.3	Consent of Urish Popeck & Co., LLC

23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on page II-6 of the Registration Statement on Form S-1 (File No. 333-258188) filed on July 27, 2021)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 19, 2021.

Stronghold Digital Mining Inc.

By:	/s/ Gregory A. Beard
Gregory A. Beard
Chief Executive Officer and Co-Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of October 19, 2021.

Name	Title	Date

/s/ Gregory A. Beard	Chief Executive Officer and Co-Chairman	October 19, 2021
Gregory A. Beard	(Principal Executive Officer)

*	Chief Financial Officer
Ricardo R. A Larroudé	(Principal Financial Officer and Principal Accounting Officer)	October 19, 2021

*
William B. Spence	Co-Chairman	October 19, 2021

/s/ Sarah P. James
Sarah P. James	Director	October 19, 2021

/s/ Thomas J. Pacchia
Thomas J. Pacchia	Director	October 19, 2021

/s/ Thomas R. Trowbridge, IV
Thomas R. Trowbridge, IV	Director	October 19, 2021

*	Pursuant to Power of Attorney

By:	/s/ Gregory A. Beard
Gregory A. Beard
Attorney-in-Fact

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